Exhibit 99

Investor Release
FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
12/08/06	Investors: Mary Kay Shaw, 630-623-7559
Media: Walt Riker, 630-623-7318

McDONALD'S MOMENTUM CONTINUES;
NOVEMBER GLOBAL COMPARABLE SALES UP 6.2%

  U.S. comparable sales increased 5.1% for the month; 5.0% year-to-date November
  Europe comparable sales increased 8.4% for the month; 5.6% year-to-date November

OAK BROOK, IL - McDonald's Corporation announced today that Systemwide sales for McDonald’s restaurants worldwide increased 10.5% in November, or 7.2% in constant currencies.
McDonald's Chief Executive Officer Jim Skinner said, "McDonald’s ongoing emphasis on delivering a superior customer experience continues to drive strong top-line results around the globe, with worldwide comparable sales rising 6.2% in November."
In the U.S., comparable sales increased 5.1% as McDonald’s remains a favored breakfast and late-night destination. Our unique menu variety, including the popular Snack Wrap, compelling everyday value and added conveniences continue to be the key elements behind our comparable sales performance.
In Europe, strong results in France and Germany fueled an 8.4% increase in comparable sales for the month. Europe’s results benefited from combined initiatives that paired premium burgers with engaging promotions featuring the popular family games of UNO and Monopoly. McDonald’s remains focused on evolving the customer experience to achieve even greater relevance with European consumers.

In Asia/Pacific, Middle East and Africa, comparable sales rose 4.3% in November, led by strong results in Japan and Australia as well as positive performance in China.

Percent Increase	Comparable		Systemwide Sales
	Sales		As	Constant
Month ended November 30,	2006	2005	Reported	Currency

McDonald's Restaurants*	6.2	4.0	10.5	7.2
Major Segments:
U.S.	5.1	4.8	5.7	5.7
Europe	8.4	0.1	19.9	9.5
APMEA**	4.3	7.1	9.2	6.6

Year-To-Date November 30,

McDonald's Restaurants*	5.6	3.8	6.8	6.6
Major Segments:
U.S.	5.0	4.4	5.7	5.7
Europe	5.6	2.4	7.3	6.8
APMEA**	5.6	3.9	4.8	7.6

*	Excludes non-McDonald’s brands
**	Asia/Pacific, Middle East and Africa

Definitions
•
Comparable sales represent sales at all McDonald's restaurants, including those operated by the Company, franchisees and affiliates, in operation at least thirteen months including those temporarily closed, excluding the impact of currency translation. Some of the reasons restaurants may be temporarily closed include road construction, reimaging or remodeling and natural disasters. Management reviews the increase or decrease in comparable sales compared with the same period in the prior year to assess business trends.

•	Information in constant currency is calculated by translating current year results at prior year average exchange rates.
•
Systemwide sales include sales at all McDonald's restaurants, including those operated by the Company, franchisees and affiliates. Management believes Systemwide sales information is useful in analyzing the Company's revenues because franchisees and affiliates pay rent, service fees and/or royalties that generally are based on a percent of sales with specified minimum rent payments.

•
The number of weekdays, weekend days and timing of holidays can impact our reported comparable sales. For the month of November 2006, this calendar shift/trading day adjustment consisted of one more Thursday and one less Tuesday, compared with November 2005. The resulting adjustment varied around the world, ranging from approximately -0.1% to +0.3%.

Upcoming Communications
McDonald’s tentatively plans to release December sales on January 17, 2007.

McDonald's is the leading global foodservice retailer with more than 30,000 local restaurants in more than 100 countries. Approximately 70% of McDonald's restaurants worldwide are owned and operated by independent local men and women. Please visit our website at www.mcdonalds.com to learn more about the Company.

Forward-Looking Statements
This release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports.

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